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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report  - August 27, 2004
                Date of Earliest Event Reported - August 24, 2004


                       THE MAY DEPARTMENT STORES COMPANY
              (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                      43-1104396
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

611 Olive Street, St. Louis, Missouri                            63101
(Address of principal executive offices)                        (Zip code)

        Registrant's telephone number, including area code: (314)342-6300


                                Not Applicable
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item 1.01.   Entry into a Material Definitive Agreement.

On August 24, 2004, the The May Department Stores Company, a Delaware corporation (the "Registrant") and its wholly-owned subsidiary, The May Department Stores Company, a New York the "Company"), entered into a new five-year $1.4 billion revolving credit agreement (the "Credit Agreement") with certain lenders parties thereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, Morgan Stanley Bank, Bank of America, N.A., BNP Paribas and Wachovia Bank National Association, as documentation agents, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley Bank, as joint lead arrangers and bookrunners.

Under the terms of the Credit Agreement, the Company may obtain and utilize From time to time up to $1.4 billion in revolving credit loans for general corporate purposes including, without limitation, acquisitions. The Company may increase the credit amount available under the Credit Agreement by up to $200 million at a later date. The Registrant has guaranteed the loans and other obligations of the Company under the Credit Agreement. Borrowings under the Credit Agreement bear interest, at the Company's option, at one of two rates as described in the Credit Agreement. There is a facility fee payable to each lender in connection with borrowings under the Credit Agreement, which shall accrue at an applicable percentage per annum, as described in the Credit Agreement. The Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including among other things, limits on the incurrence of liens and mergers and consolidations. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other agreements, certain events of bankruptcy and insolvency, certain ERISA events, invalidity or unenforceability of the Registrant's guaranty.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 1.02.   Termination of a Material Definitive Agreement.

On August 24, 2004, the Registrant and the Company terminated their prior $700 million five-year credit agreement dated as of July 31, 2001 in connection with the execution of the Credit Agreement. This prior credit agreement was scheduled to expire on July 31, 2006. In addition to the Registrant and the Company, the parties to the prior agreement were the lenders thereto, Citibank, NA as administrative agent, the Bank of New York, Bank One NA, First Union National Bank and The Chase Manhattan Bank, as co-syndication agents, and Salomon Smith Barney Inc. as sole lead arranger and book runner.












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Item 9.01   Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.    Exhibit

      10.1 $1,400,000,000 Amended and Restated Five Year Credit Agreement, dated as of August 24, 2004 among The May Department Stores Company, a New York corporation, as Borrower, The May Department Stores Company, a Delaware corporation, as Guarantor, the Initial Lenders named therein, and Citibank, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, Morgan Stanley Bank, Bank of America, N.A., BNP Paribas and Wachovia Bank National Association, as documentation agents, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley Bank, as joint lead arrangers and bookrunners





                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        THE MAY DEPARTMENT STORES COMPANY



Dated: August 27, 2004         By:    /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary